Exhibit 99.2

Norwegian Cruise Line Holdings Ltd. Announces Pricing of 3,313,868 Ordinary Shares

 MIAMI -- September 9, 2025 -- Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) (the “Company”) announced today that it has priced its registered direct offering of 3,313,868 ordinary shares of the Company (the “Equity Offering”) to certain holders of NCL Corporation Ltd.’s (“NCLC”), a subsidiary of the Company, 1.125% Exchangeable Senior Notes due 2027 and 2.50% Exchangeable Senior Notes due 2027 (collectively, the “2027 Exchangeable Notes”) at a price of $24.53 per share.

The Equity Offering is expected to close on September 11, 2025, subject to customary closing conditions. The Company intends to use the net proceeds from the Equity Offering, together with the net proceeds of NCLC’s separately-announced private offering of 0.750% exchangeable senior notes due 2030 (the “Exchangeable Notes Offering”), to repurchase (the “Exchangeable Notes Repurchase” and, together with the Equity Offering and the Exchangeable Notes Offering, the “Transactions”) (through its agent) approximately $958.0 million aggregate principal amount of NCLC’s 1.125% Exchangeable Senior Notes due 2027 for approximately $1,009.5 million and approximately $449.0 million aggregate principal amount of NCLC’s 2.50% Exchangeable Senior Notes due 2027 for approximately $480.5 million, plus, in each case, accrued and unpaid interest thereon to, but excluding, the repurchase date.

Following the Exchangeable Notes Repurchase, approximately $192.0 million in aggregate principal amount of NCLC’s 1.125% Exchangeable Senior Notes due 2027 and approximately $24.2 million in aggregate principal amount of NCLC’s 2.50% Exchangeable Senior Notes due 2027 will remain outstanding. The Transactions will be essentially neutral to the Company’s leverage and, as of closing of the Transactions, are expected to reduce the Company’s shares outstanding on a fully diluted basis by approximately 38.1 million shares.

J.P. Morgan Securities LLC is acting as the exclusive placement agent for the Equity Offering. The Equity Offering is being made under an automatic shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) on November 8, 2023. The Equity Offering may be made only by means of a prospectus supplement and an accompanying base prospectus. A preliminary prospectus supplement and accompanying base prospectus relating to the Equity Offering have been filed, and a final prospectus supplement will be filed, with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such jurisdiction. This press release also shall not constitute an offer to purchase or a solicitation of an offer to sell the 2027 Exchangeable Notes.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the Equity Offering and the use of proceeds therefrom, may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. For a discussion of these risks, uncertainties and other factors, please refer to the factors set forth under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the SEC. These factors are not exhaustive and new risks emerge from time to time. There may be additional risks that we consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Sarah Inmon

(786) 812-3233

InvestorRelations@nclcorp.com